                                                                    EXHIBIT 10.6

                            FOURTH AMENDMENT TO LEASE


         THIS AGREEMENT made this 14th day of June 1996, by and between KGE Associates, LP, a partnership hereinafter referred to as "Landlord" and Telemate Software, a corporation, hereinafter referred to as "Tenant".

                              W I T N E S S E T H:

         WHEREAS, the parties hereto made and entered into a lease agreement dated January 28, 1992 and amended June 11, 1993, June 22, 1994 and March 30, 1995, for premises located at 4250 Perimeter Park South, Suite 200, Atlanta, GA, being approximately 14,215 square feet of office space.

         WHEREAS, the parties wish to modify the Lease Agreement as hereinafter provided.

         NOW, THEREFORE, in consideration of the exchange of valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the said lease shall be amended as follows:

A.       TEMPORARY ADDITIONAL SPACE

         Tenant is now leasing Suite 104 in Building 4250 which is deemed to be 1,827 square feet on a month to month basis in accordance with the Rent Schedule below.

B.       TERM

         The term for the additional temporary space shall begin June 15, 1996 and continue on a month-to-month basis until such time as either Landlord or Tenant gives the other party two weeks prior written notice of its intent to end this temporary Lease.

C.       BASE RENTAL

         The base rental rate for the space shall be modified according to the schedule below:

              Beginning June 15, 1996, tenant's per square foot rental rate for this space shall be the same as its current rate for the space it occupies upstairs. Therefore, if Tenant is in this space when its upstairs rent rate increases, the rate for Suite 104 shall also increase by the same amount per square foot. As of June 15, 1996, the rate is ($11.21) per square foot.

D.       LANDLORD IMPROVEMENTS

         N/A - Leased "as is".

         The monthly rental shall be paid under the same terms and conditions as specified in the lease agreement, except as provided herein, dated January 28, 1992 and amended June 11, 1993, June 22, 1994 and March 30, 1995.

         All other terms, provisions and covenants of the Lease Agreement dated January 28, 1992 and amended June 11, 1993, June 22, 1994 and March 30, 1995 shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties herein have hereto set their hands and seals, in triplicate, the day and year first above written.

                                 "LANDLORD"

                                 KGE Associates, LP

                                 By:  /s/ Edna K. Speer
                                    --------------------------------------------
                                      Vice President - Finance of Anderson
                                      Properties as Agent for KGE Associates, LP
                                 Date Executed by Landlord:  6/21/96

                                 "TENANT"

                                 Telemate Software

                                 By:  /s/ Robert E. Kalaf, Sr.
                                    --------------------------------------------

                                       Its:  Controller
                                           -------------------------------------

                                       Attest:  /s/ Kathy K. Cook
                                              ----------------------------------

                                       Its:  Program Manager
                                           -------------------------------------

                                 Date Executed by Tenant:  June 14, 1996

                                                  (CORPORATE SEAL)



                                      -2-